Exhibit 99.1

Aptera Motors Receives EPA Certificate of Conformity for 2026 Launch Edition, Marking a Key Regulatory Milestone

Carlsbad, CA — July 7, 2026 — Aptera Motors Corp. (NASDAQ: SEV), a solar mobility company advancing ultra-efficient transportation, today announced that it has received a Certificate of Conformity (CoC) from the U.S. Environmental Protection Agency (EPA), issued on June 18, 2026, for its 2026 Aptera Launch Edition vehicle, marking an important federal emissions compliance milestone as Aptera continues work toward satisfying remaining applicable requirements for commercialization in the United States.

Mandated by the Clean Air Act, a new motor vehicle must have a Certificate of Conformity to enter commerce in the United States. Receiving the CoC confirms that the Aptera Launch Edition vehicle covered by the certificate meets applicable federal emissions requirements and represents an important step toward sale in the U.S. market, subject to completion of remaining applicable regulatory and compliance requirements.

The EPA Certificate of Conformity is one of the two primary federal certifications required before a vehicle can be legally sold in the United States. With the CoC now in hand, the remaining federal requirement before Aptera can begin customer deliveries is compliance with the Federal Motor Vehicle Safety Standards (FMVSS) using vehicles built on Aptera’s low-volume validation assembly line. Together, these steps are expected to be significant federal regulatory milestones toward potential customer deliveries.

“This is a meaningful milestone for our reservation holders,” said Steve Fambro, Co-CEO of Aptera. “Getting our EPA Certificate of Conformity means our vehicle has satisfied important federal regulatory and emissions requirements for the U.S. market. Our validation vehicles are on the ground, and we are using them to support the remaining work toward potential customer deliveries. We are moving with intention and urgency.”

About Aptera Motors

Aptera Motors Corp. (NASDAQ: SEV) is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is conceived to be a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California. For more information, please visit www.aptera.us.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the significance of the EPA Certificate of Conformity, plans and expectations for validation builds, FMVSS compliance, customer deliveries, vehicle range, efficiency and performance specifications, future production, manufacturing and assembly scale-up, commercialization and regulatory compliance. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” “continue,” “advancing,” “scaling,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Aptera’s control. These risks include, among others, our ability to complete validation builds and conform compliance with applicable FMVSS requirements; our ability to validate vehicle range, efficiency, performance and other product specifications; supply chain delays and disruptions; our ability to hire key personnel; the feasibility and timing of scaling our assembly and integration processes; the availability and timing of required capital, and market conditions affecting financing; regulatory approvals and compliance; our ability to continue as a going concern absent additional financing; our ability to access capital under our equity line of credit and other sources on acceptable terms and timing, and other risks described in our filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent Aptera’s views as of the date of this press release. Aptera anticipates that subsequent events and developments will cause its views to change. Aptera undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Aptera’s views as of any date subsequent to the date of this press release.

Media Contact:

Media@aptera.us

Investor Relations:

Aptera Motors Corp.

ir@aptera.us